Exhibit 99.1

InterCloud Eliminates $12.6 Million of Senior Debt

Company Continues to Strengthen Balance Sheet and Positions Itself for Strong 2014

RED BANK, N.J., March 12, 2014 (GLOBE NEWSWIRE) -- InterCloud Systems, Inc. (Nasdaq:ICLD) ("InterCloud" or the "Company") announced today that it entered into an Exchange Agreement (the "Agreement") with the holders of those certain debt securities issued by the Company in September 2012 (the "MidMarket Debt"). The Agreement provided for the exchange (the "Exchange") of all of the MidMarket Debt for shares of Company common stock, par value $0.0001 ("Common Stock").  The Company completed the Exchange effective March 12, 2014 (the "Closing Date").

Pursuant to the Exchange, the Company exchanged senior secured debt amounting to an aggregate of approximately $12.6 million of principal and accrued interest, for 1,204,410 shares of Common Stock subject to certain one time adjustments, reflecting a per share value of $10.50.

The shares of Company common stock were issued pursuant to an available exemption from registration under the Securities Act of 1933, as amended.

The effect of the Exchange is to eliminate virtually all cash debt service required by the Company. The Exchange immediately increased the Company's common book value per share. Full details of the impact on the Company's financials will be discussed in the Company's regularly scheduled quarterly earnings release. Mark Munro, CEO of InterCloud, stated "InterCloud's continued successes and accomplishments have enabled us to eliminate this 12% Term Debt and the expensive servicing thereof and save the company approximately $2.8 million in interest and amortization payments for the balance of 2014. This will allow InterCloud to invest more cash into growing our sales organization throughout this year and gain market share in the Cloud solutions markets we serve. The increase in our resulting net cash flow will put us in a great position for a strong 2014 and ongoing future growth".

About InterCloud Systems, Inc.

InterCloud Systems, Inc. is a global single-source provider of value-added IT services for both corporate enterprises and service providers. The company offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks. Additional information regarding InterCloud may be found on the Company's website at www.intercloudsys.com

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

CONTACT:	Investor Relations RedChip Companies, Inc. Mike Bowdoin, Vice President 800-733-2447, ext.110 Mike@redchip.com